    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 1995

                             REGISTRATION NO. 33-
- --------------------------------------------------------------------------------

                                   FORM S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         VOICE CONTROL SYSTEMS, INC.
                         ---------------------------
              (Exact name of issuer as specified in its charter)

             DELAWARE                                            75-1707970
             --------                                            ----------
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                         14140 MIDWAY ROAD, SUITE 100
                             Dallas, Texas 75244
                                (214) 386-0300
                                --------------

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          PETER J. FOSTER, PRESIDENT
                         Voice Control Systems, Inc.
                         14140 Midway Road, Suite 100
                             Dallas, Texas 75244
                                (214) 386-0300
                                --------------
     (Name, address, including zip code, and telephone number, including area code, of agent for service)


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement when warranted by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

                        CALCULATION OF REGISTRATION FEE


- --------------------------------------------------------------------------------------------------------------
  Title of Each Class of                          Proposed Maximum     Proposed Maximum
     Securities to be          Amount to be      Offering Price Per   Aggregate Offering        Amount of
        Registered              Registered              Unit*               Price*          Registration Fee*
- --------------------------------------------------------------------------------------------------------------
   Common Stock $.01 Par
           Value                  255,461              $4.375             $1,117,642            $  385.36
- --------------------------------------------------------------------------------------------------------------
   Common Stock $.01 par
     value underlying
   warrants and options          2,407,436             $4.375             $10,532,533           $3,631.62
- --------------------------------------------------------------------------------------------------------------
   Common Stock $.01 par
     value underlying
     convertible debt            1,454,199             $4.375             $6,362,121            $2,193.66
- --------------------------------------------------------------------------------------------------------------

 *Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee and based on the closing price per share on August 4, 1995.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A) OF THE SECURITIES ACT OF 1933, MAY DETERMINE.

                  PRELIMINARY PROSPECTUS DATED AUGUST 8, 1995

                          VOICE CONTROL SYSTEMS, INC.

                                4,408,862 Shares
                                  Common Stock
                                 $.01 Par Value

         This Prospectus relates to the offer and sale from time to time of 4,408,862 shares (the "Shares") of common stock, $0.01 par value, (the "Common Stock") of Voice Control Systems, Inc. (the "Company"). Of these 4,408,862 shares, 291,766 were previously registered in registration statements filed with the Securities and Exchange Commission ("the Commission"). All of the Shares are being offered by those persons (the "Selling Stockholders") who acquired or will acquire the Common Stock from the Company as more fully described herein. See "SELLING STOCKHOLDERS".

         The Company will not receive any proceeds from sales of Shares by the Selling Stockholders.

         The Selling Stockholders have informed the Company that sales of shares of Common Stock will be made from time to time by or for the accounts of the Selling Stockholders in ordinary transactions to or through one or more brokers or dealers from time to time primarily in transactions (which may include block transactions) on the American Stock Exchange ("AMEX") at the price then prevailing, although sales may also be made in negotiated transactions or otherwise.

         The Shares include 547,227 outstanding shares of Common Stock which were issued to Selling Stockholders by the Company pursuant to private offerings.

         The Shares also include 2,407,436 shares of Common Stock by certain Selling Stockholders, which shares may be acquired upon exercise of certain options and warrants granted and sold by the Company. See "SELLING STOCKHOLDERS".

         The Shares also include 1,454,199 shares of Common Stock by certain Selling Stockholders, which shares may be acquired upon conversion of certain convertible debt. See "SELLING STOCKHOLDERS".

         In May, 1995 the American Stock Exchange ("AMEX") discontinued the Emerging Company Marketplace section where the Company's Common Stock is traded. The Company's Stock will continue to be traded on the American Stock Exchange Emerging Company Marketplace under the symbol VPS.EC. On August 4, 1995, the closing sales price for the Common Stock as quoted on AMEX/ECM was $4.375.

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. FOR A SUMMARY OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY SHAREHOLDERS OF THE COMPANY AND BY PROSPECTIVE INVESTORS, SEE RISK FACTORS IN THE COMPANY'S REGISTRATION STATEMENT ON FORM S-4 WHICH IS INCORPORATED BY REFERENCE.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
     ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                The date of this Prospectus is August 8, 1995.

          THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 as amended (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at certain of the Commission's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; 75 Park Place, New York, New York 10007; and Suite 500 East, 5757 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates.

         The Company's Common Stock is listed on the AMEX under the symbol VPS.EC. Reports and other information concerning the Company can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

                     INFORMATION INCORPORATED BY REFERENCE

          There are hereby incorporated by reference in this Prospectus as of their dates of filing, and subject in each case to information contained in subsequently filed material (or herein) to the extent applicable, the following documents heretofore filed by the Company with the Commission pursuant to the 1934 Act:

          1. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, filed with the Commission on May 10, 1995.

          2. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1994, dated March 15, 1995 as filed by the Company pursuant to section 13 or 15(d) of the 1934 Act, and Amendment No. 1 filed on Form 10-KSB/A dated June 28, 1995, filed with the Commission on June 29, 1995.

          3.       The Company's Registration Statement  on Form S-4.

          4.       The Company's Proxy Statement for Annual Meeting of
                   Stockholders.

          5. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on April 30, 1982.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of the offering of the shares of Common Stock offered hereby, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

          The Company will provide copies of the above listed documents including financial statements and schedules but not including exhibits, at no charge to each Selling Shareholder, upon receipt of a written request of such person addressed to the attention of Investor Relations, at Voice Control Systems, Inc., 14140 Midway Road, Suite 100, Dallas, Texas 75244. Copies of any exhibit to the above documents will be furnished upon the payment of a reasonable fee.

                                    SUMMARY

         The following summary is not intended to be complete and is qualified in its entirety by reference to more detailed information contained elsewhere in this Prospectus or incorporated herein by reference.

The Company

         Voice Control Systems, Inc. (the "Company") is engaged in research, development and commercialization of technology used to provide speech recognition and speaker verification capabilities in hardware and software products and systems. Use of speech recognition and speaker verification allows individuals to access, operate, secure, and control computerized devices such as electronic telephones, televisions, automotive accessories, computers, and consumer products. The technology also permits users to access, update, or secure electronic information and data by inputting spoken commands and data either directly or via telephone or wireless transmission medium. The principal executive offices of the Company are located at 14140 Midway Road, Suite 100, Dallas, Texas 75244, and its telephone number is (214) 386-0300.

THE OFFERING

 Securities Offered by the Selling Stockholders...           4,408,862 shares of Common Stock of the Company.

 Common Stock Outstanding.........................           3,898,778 shares as of June 30, 1995

 Preferred Stock Outstanding......................           None


 Options and Warrants.............................           2,407,436 shares of Common Stock to be acquired upon
                                                             the exercise of certain warrants may be offered and
                                                             sold hereunder from time to time.

 Convertible Debt.................................           1,454,199 shares of Common Stock to be acquired upon
                                                             the conversion of certain convertible debt may be
                                                             offered and sold hereunder from time to time.

 Use of Proceeds..................................           The Company will not receive any proceeds from the
                                                             sale of Common Stock by the Selling Stockholders.

                                  THE COMPANY

         The Company is engaged in research, development and commercialization of technology used to provide speech recognition and speaker verification capabilities in hardware and software products and systems. Use of speech recognition and speaker verification allows individuals to access, operate, secure, and control computerized devices such as electronic telephones, televisions, automotive accessories, computers, and consumer products. The technology also permits users to access, update, or secure electronic information and data by inputting spoken commands and data either directly or via telephone or wireless transmission medium. Implementations of the technology are being used in a wide variety of commercial applications such as personal computer keyboard accelerators (a "voice mouse"), automated customer service, directory assistance, order entry, call routing, consumer electronics, personal computers, and cellular and wireless telephones. Furthermore, systems for computer "voiceprint" file security, voice mail access, and automobile accessory controls are being tested for commercial application. The technology is equally well suited for other future applications in products such as computer-telephony integration, home and business telephone systems, and home security systems.

         The Company was founded in September 1978 by E.V. Scott and Dr. Brian
L. Scott and was organized as a Texas corporation in May, 1980. The Company reincorporated as a Delaware corporation in January, 1981. Effective August 11, 1994 the Company and VCS Industries, Inc. an Illinois corporation, ("Industries") were combined pursuant to an Agreement and Plan of Reorganization whereby Industries was merged into the Company which changed its name to Voice Control Systems, Inc. (the "Merger"). On the effective date of the Merger each share of the Company's Common Stock was subject to a one for four reverse stock split. Each share of Industries common stock was exchanged for .65302 shares of the Company's Common Stock after giving effect to the reverse stock split. All share figures, option and warrant exercise prices in this document have been adjusted to give effect to the one for four reverse stock split. The Merger was accounted for as a reverse acquisition and therefore all financial information (except for stock prices) reported herein for periods prior to the Merger is that of Industries.

         The Company's principal sources of revenues are from (i) sales of speech recognition hardware and software products to system developers and original equipment manufacturers, (ii) licensing of speech technology to system and product developers, and (iii) providing specialized engineering services, principally to assist in the integration of its technology into its customers' products and systems.

                              SELLING SHAREHOLDERS

         The Company will not receive any proceeds from the sales of Common Stock by the Selling Stockholders. While the Company will receive sums upon any exercise of the warrants by the Selling Stockholders, the Company has no specific plans for their application other than toward general corporate purposes.

         The Shares covered by this Prospectus may be offered by or for the account of the persons who purchased them in the private sales described below. The Shares covered by this prospectus represent a portion of the Shares sold in the transactions described below which to the best of the Company's knowledge are still owned by the Selling Stockholders. Pursuant to the terms of certain Registration Rights Agreements, Subscription Agreements, and Warrants, certain of the Selling Stockholders were granted registration rights covering certain subsequent offers and sales of the shares of Common Stock which they purchased from the Company.

         This Prospectus covers sales of 291,766 shares of Common Stock held by affiliates and former affiliates of the Company. These shares have been held by the affiliate and/or former affiliates for more than three years and were previously registered in registration statements filed with the Securities and Exchange Commission.

         This Prospectus covers sales of 18,928 shares of Common Stock of the Company reserved for issuance as compensation for service, to certain officers and directors of the Company upon the exercise of warrants issued and sold to them in August 1990 (4,464), December 1990 (4,464) October 1991 (7,500), and
March 1992 (2,500). These warrants expire by their terms on August 16, 1995, December 6, 1995, October 21, 1996 and March 19, 1997, respectively. Each warrant was sold by the Company at a purchase price of $0.28 per share of Common Stock underlying each warrant. The exercise price under each warrant is $7.00 per share of Common Stock.

         This Prospectus covers sales of 15,000 shares of Common Stock of the Company reserved for issuance to certain outside directors of the Company upon exercise of warrants issued in February 1993. These warrants expire by their terms on February 1998. The exercise price under each warrant is $7.76 per share of Common Stock.

         This Prospectus also covers sales of 17,500 shares of Common Stock of the Company reserved for issuance to certain directors of the Company upon exercise of warrants issued in July 1993. These warrants expire by their terms in July 1998. The exercise price under each warrant is $8.00 per share of Common Stock.

         This Prospectus also covers sales of 135,000 shares of Common Stock reserved for issuance to certain officers of the Company upon exercise of warrants issued on February 1, 1994. These warrants expire by their terms in February 1, 2004. The exercise price under each warrant is $5.00 per share of Common Stock. In connection with the issuance of these warrants, 313,124 shares of Common Stock of the Company reserved for issuance to certain officers of the Company upon exercise of options previously issued were canceled in order to extend the exercise period for certain officers of the Company.

         This Prospectus also covers sales of 25,000 shares of Common Stock reserved for issuance to a certain officer of the Company, in recognition of his service to the Company simultaneous with his resigning as Chief Executive Officer of the Company, upon exercise of warrants issued from October 1991 to July 1993. These warrants expire from October 1996 to July 1998. On May 31, 1994 the Company's Board agreed to adjust the exercise price of these warrants with original exercise prices ranging from $7.00 to $13.00 per share to $4.00 per share.

         This Prospectus also covers sales of 225,000 shares of Common Stock issued and sold in privately negotiated transactions in March, 1994, to certain of the Selling Stockholders for a purchase price of $5.00 per share.

         This Prospectus also covers sales of 30,461 shares of Common Stock issued and sold in privately negotiated transactions in March, 1994, to certain of the Selling Stockholders for a purchase price of $4.00 per share.

         This Prospectus also covers sales of 120,000 shares of Common Stock reserved for issuance to outside Directors of the Company upon exercise of warrants issued in October 1994. These warrants expire by their terms in October 1999. The exercise price under each warrant is $3.375 per share.

         This Prospectus also covers sales of 13,306 shares of Common Stock of the Company reserved for issuance to certain employees of the Company upon the exercise of options originally issued to them by Industries in May 1992 and assumed by the Company in the Merger. These options expire by their terms in May 2002. The exercise price under each option is $1.15 per share.

         This Prospectus also covers sales of 91,663 shares of Common Stock of the Company reserved for issuance to certain Officers of the Company upon the exercise of options originally issued to them by Industries in May 1992 and assumed by the Company in the Merger. These options expire by their terms in May 2002. The exercise price under each option is $1.15 per share.

         This Prospectus also covers sales of 98,537 shares of Common Stock of the Company reserved for issuance to certain employees of the Company upon the exercise of options originally issued to them by Industries in 1992 and 1993 and assumed by the Company in the Merger. These options expire by their terms in 2002 and 2003. The exercise price under each option is $1.53 per share.

         This Prospectus also covers sales of 221,405 shares of Common Stock of the Company reserved for issuance to certain Officers of the Company upon the exercise of options originally issued to them by Industries in 1992 and 1993 and assumed by the Company in the Merger. These options expire by their terms in 2002 and 2003. The exercise price under each option is $1.53 per share.

         This Prospectus also covers sales of 914,231 shares of Common Stock of the Company reserved for issuance to a major customer and holder of convertible debt of the Company upon the exercise of incentive options originally issued to him by Industries and assumed by the Company in the Merger. These options expire by their terms in December 1998. The exercise price under each option is $.6125 per share.

         This Prospectus also covers sales of 1,403,566 shares of Common Stock of the Company reserved for issuance to a major customer of the Company upon the conversion of certain convertible debt and accrued but unpaid interest originally issued by Industries and assumed by the Company in the Merger. The conversion rate is $.9188 per share.

         This Prospectus also covers sales of 50,633 shares of Common Stock of the Company reserved for issuance to an Officer and Director of the Company upon the conversion of convertible debt originally issued to him by Industries and assumed by the Company in the Merger. The conversion rate is $3.95 per share.

         This Prospectus also covers sales of 736,896 shares of Common Stock of the Company reserved for issuance to certain consultants and employees upon the exercise of options, originally issued to them by Industries, from August 1990 to August 1994 and assumed by the Company in the Merger. These options expire by their terms from August 1995 to August 2004. The exercise price under each option ranges from $1.15 to $2.70 per share.

         Unless the context otherwise requires, when used herein the term "Selling Stockholders" shall be deemed to include the warrant holders, option holders, convertible debt holders.

         Generally, all costs, expenses and fees incurred in connection with the registration of the Shares offered hereby will be borne by the Company. However, the Selling Stockholders will bear all brokerage commissions and discounts and other costs and expenses attributable to the sale of Shares offered hereby.

                              PLAN OF DISTRIBUTION

         The Company has been advised the Shares may be sold from time to time by the Selling Stockholders or by certain pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market, or otherwise at prices and at terms then prevailing, or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resales by such broker or dealer for its account; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to sale.

         Any brokers or dealers that participate with the Selling Stockholders in offers and sales of the Common Stock covered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), and any commissions or discounts received by such brokers or dealers and any profit on the resale of the Common Stock covered hereby by such brokers or dealers might be deemed to be underwriting discounts and commissions under the Act.

         In addition, any shares of Common Stock covered by this Prospectus which qualify for sale pursuant to Rule 144 promulgated under the Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Company has advised the Selling Shareholders that during such time as they may be engaged in a distribution of Common Stock included herein they are required to comply with Rules 10b-6 and 10b-7 under the Exchange Act and, in connection therewith, that they may not engage in any stabilization activity, except as permitted under the Exchange Act, are required to furnish each broker dealer through which Common Stock included herein may be offered with copies of this Prospectus and may not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities except as permitted under the Exchange Act.

         Rule 10b-6 under the Exchange Act prohibits, with certain exemptions, participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

         This offering will terminate on the date on which all shares offered hereby have been sold by the Selling Shareholders.

         The following table sets forth certain information as of June 30, 1995 regarding the number of shares of Common Stock beneficially owned by the Selling Stockholders which may be offered and sold pursuant to this Prospectus. To the best of the Company's knowledge, none of the Selling Stockholders beneficially own any shares or warrants for the purchase of shares of the Company's Common Stock other than as set forth below, nor have any of the Selling Shareholders had a "material relationship" with the Company or its affiliates within the past three years, except as set forth below or elsewhere in this Prospectus.

                        Table of Selling Stockholders

                                                                                       Number of      Number of
                                                                                    Shares Issuable Shares Issuable
                                                                                     Upon Exercise       Upon
                                                                        Common       of Options and   Conversion
                                           Material                      Stock         Warrants        of Debt
                                         Relationship                  --------------------------------------------
                                          Within the                   Number of         Number         Number
      Name of                             Last Three                    Shares             of             of
Selling Stockholder                      Years, If Any                   Owned           Shares         Shares
- -------------------------    ------------------------------------      --------------------------------------------
Peter J. Foster              President, CEO                   (3)        132,143        362,689          50,633
Kim S. Terry                 VP, Controller,                                   0         40,303
                             Corporate Secretary
Thomas B. Schalk             Chief Technical Officer                      10,883        102,557
John B. Torkelsen            Director                         (4)        163,971         40,357
John Lucas-Tooth             Director                                     12,589         51,518
Melvyn J. Goodman            Director                                    125,493        119,427
Neal J. Robinson             Director                                    145,937        304,367
E. Ray Cotten                Former President & COO                        1,178         57,500
                             Former Director
Brian L. Scott               Former Vice Chairman,            (5)            742         43,750
                             Former Exec. Vice Pres.
Melanie Watson               Former Corp. Secretary,                         357         12,500
                             Former Controller
Marvin Preston IV            Former Chairman, CEO             (6)         12,825         28,750
Henry Carr                   Former VP Engineering                             0          3,750
Edmund F. Tagg               Former VP Engineering                             0          4,897
Seymour Joffe                Former Director                               5,214          7,768
Ralph Hulbert                Former Director                               4,776         21,072
Frederick Brodsky                                                              0          1,786
David M. Jacobs                                                                0          1,786
Dialogic Corporation         Affiliate                        (7)         73,160        914,231       1,403,566
Philgood Investments                                                     125,492         63,306



                                                                                   Ownership After Sale,
                                  Common Stock Ownership                          Assuming Owners Were
                                 Assuming Exercise of All            Amount     to Elect to Sell All Such
                                 Options and Warrants (1)         Offered (2)   Shares Offered Hereby (1)
                              -----------------------------       -----------   ---------------------------
                               Number of           Percent         Number of     Number of       Percent
      Name of                    Shares              of              Shares       Shares         of Class
Selling Stockholder               Owned             Class           Offered        Owned        if > 1.0%
- -------------------------     -----------------------------       -----------   ---------------------------
Peter J. Foster                 545,465              12.65%         413,322       132,143           3.10%
Kim S. Terry                     40,303               1.02%          40,303             0           -
Thomas B. Schalk                113,440               2.84%         102,557        10,883          -
John B. Torkelsen               204,328               5.19%         182,857        21,471          -
John Lucas-Tooth                 64,107               1.62%          59,018         5,089          -
Melvyn J. Goodman               244,920               6.10%         119,427       125,493           3.12%
Neal J. Robinson                450,304              10.71%         304,367       145,937           3.47%
E. Ray Cotten                    58,678               1.48%          57,500         1,178          -
Brian L. Scott                   44,492               1.13%          43,750           742          -
Melanie Watson                   12,858               0.33%          12,500           357          -
Marvin Preston IV                41,575               1.06%          40,750           825          -
Henry Carr                        3,750               0.10%           3,750             0          -
Edmund F. Tagg                    4,897               0.13%           4,897             0          -
Seymour Joffe                    12,982               0.33%          12,982             0          -
Ralph Hulbert                    25,848               0.66%          25,848             0          -
Frederick Brodsky                 1,786               0.05%           1,786             0          -
David M. Jacobs                   1,786               0.05%           1,786             0          -
Dialogic Corporation          2,390,957              38.46%       2,317,797        73,160           1.52%
Philgood Investments            188,798               4.77%          63,306       125,492           3.17%

                        Table of Selling Stockholders


                                                                                       Number of      Number of
                                                                                    Shares Issuable Shares Issuable
                                                                                     Upon Exercise       Upon
                                                                        Common       of Options and   Conversion
                                           Material                      Stock         Warrants        of Debt
                                         Relationship                  --------------------------------------------
                                          Within the                   Number of         Number         Number
      Name of                             Last Three                    Shares             of             of
Selling Stockholder                      Years, If Any                   Owned           Shares         Shares
- -------------------------    ------------------------------------      --------------------------------------------
Richer Investments                                                       125,492         63,307
William G. Milne                                                               0          4,897
G. Ray Miller                                                                  0         11,325
Don Crosbie                                                                    0         10,000
Kathleen M. Swigger                                                            0            893
Industrial Investments       Former Affiliate                  (8)       230,036              0
Princeton Venture Research   Affiliate                         (9)        49,598              0
AUS PER #1                   Former Affiliate                  (10)       32,604              0
William Lerach                                                            25,000              0
Dennis Mensch                                                              4,250              0
Merrill Davidoff                                                           5,000              0
Wyatt Carr                                                                 2,000              0
Raymond Strain                                                             1,000              0
Annette Price                                                             10,000              0
Arnold Popper                                                              2,000              0
Harold Siebert                                                             2,000              0
Seymour Babes                                                              1,750              0
A. Starke Taylor, Jr.                                                    132,094         22,856
Tor H Dybfest                                                              1,250              0
G. Hulbert                                                                 2,500              0

<Captiion>

                                                                                   Ownership After Sale,
                                  Common Stock Ownership                          Assuming Owners Were
                                 Assuming Exercise of All            Amount     to Elect to Sell All Such
                                 Options and Warrants (1)         Offered (2)   Shares Offered Hereby (1)
                              -----------------------------       -----------   ---------------------------
                               Number of           Percent         Number of     Number of       Percent
      Name of                    Shares              of              Shares       Shares         of Class
Selling Stockholder               Owned             Class           Offered        Owned        if > 1.0%
- -------------------------     -----------------------------       -----------   ---------------------------
Richer Investments            188,799               4.77%          63,307       125,492           3.17%
William G. Milne                4,897               0.13%           4,897             0          -
G. Ray Miller                  11,325               0.29%          11,325             0          -
Don Crosbie                    10,000               0.26%          10,000             0          -
Kathleen M. Swigger               893               0.02%             893             0          -
Industrial Investments        230,036               5.90%         230,036             0          -
Princeton Venture Research     49,598               1.27%          49,598             0          -
AUS PER #1                     32,604               0.84%          32,604             0          -
William Lerach                 25,000               0.64%          25,000             0          -
Dennis Mensch                   4,250               0.11%           4,250             0          -
Merrill Davidoff                5,000               0.13%           5,000             0          -
Wyatt Carr                      2,000               0.05%           2,000             0          -
Raymond Strain                  1,000               0.03%           1,000             0          -
Annette Price                  10,000               0.26%          10,000             0          -
Arnold Popper                   2,000               0.05%           2,000             0          -
Harold Siebert                  2,000               0.05%           2,000             0          -
Seymour Babes                   1,750               0.04%           1,750             0          -
A. Starke Taylor, Jr.         154,950               3.95%          26,606       128,344           3.27%
Tor H Dybfest                   1,250               0.03%           1,250             0          -
G. Hulbert                      2,500               0.06%           2,500             0          -

                        Table of Selling Stockholders


                                                                                       Number of      Number of
                                                                                    Shares Issuable Shares Issuable
                                                                                     Upon Exercise       Upon
                                                                        Common       of Options and   Conversion
                                           Material                      Stock         Warrants        of Debt
                                         Relationship                  --------------------------------------------
                                          Within the                   Number of         Number         Number
      Name of                             Last Three                    Shares             of             of
Selling Stockholder                      Years, If Any                   Owned           Shares         Shares
- -------------------------    ------------------------------------      --------------------------------------------
Fred Feifer                                                                2,500              0
Frank Sharp                                                    (11)            0         34,265
Larry Morse                                                    (11)            0         22,074
Beverly Milne                                                  (11)            0          6,530
Alan Hunt                                                      (11)            0          4,898
Doyle Finley                                                   (11)            0          3,918
Fadi Kaake                                                     (11)            0         20,896
Robert White                                                   (11)            0         13,060
Bern Bareis                                                    (11)       17,338          6,203
                                                                       ---------      ---------       ---------
                                                                       1,461,171      2,407,436       1,454,199


                                                                                   Ownership After Sale,
                                  Common Stock Ownership                          Assuming Owners Were
                                 Assuming Exercise of All            Amount     to Elect to Sell All Such
                                 Options and Warrants (1)         Offered (2)   Shares Offered Hereby (1)
                              -----------------------------       -----------   ---------------------------
                               Number of           Percent         Number of     Number of       Percent
      Name of                    Shares              of              Shares       Shares         of Class
Selling Stockholder               Owned             Class           Offered        Owned        if > 1.0%
- -------------------------     -----------------------------       -----------   ---------------------------
Fred Feifer                       2,500               0.06%           2,500             0          -
Frank Sharp                      34,265               0.87%          34,265             0          -
Larry Morse                      22,074               0.56%          22,074             0          -
Beverly Milne                     6,530               0.17%           6,530             0          -
Alan Hunt                         4,898               0.13%           4,898             0          -
Doyle Finley                      3,918               0.10%           3,918             0          -
Fadi Kaake                       20,896               0.53%          20,896             0          -
Robert White                     13,060               0.33%          13,060             0          -
Bern Bareis                      23,541               0.60%           6,203        17,338          -
                              ---------                           ---------
                              5,322,806                           4,408,862

(1) Shares issuable upon exercise of warrants include all anti-dilutive adjustments made as a result of the 1986, 1987, 1989, and 1994 private offerings and the 1988 Stockholder Rights Offering.

(2) The percent of class owned was calculated by taking the number of shares owned by the individual, plus the number of shares that would be owned by the individual assuming he elected to convert all of its debt and exercise all of his options and warrants, and dividing by the shares of Common Stock outstanding as of June 30, 1995 plus the number of shares that would be outstanding assuming the individual stockholder elected to exercise all of his options and warrants.

(3) Includes 23,307 shares held by Mr. Foster's wife, as to which beneficial ownership is disclaimed and 19,590 shares held in trust for Mr. Foster's minor children.

(4) Mr. Torkelsen is President and sole stockholder of PVR. Of these shares, 8,928 are held of record by Sigler & Co. Includes 25,000 shares held by Mr. Torkelsen's wife, as to which beneficial ownership is disclaimed.

(5) Includes 707 shares owned by Dr. Scott as custodian for his minor children.

(6) Includes 500 shares held by Mr. Preston's wife, as to which beneficial ownership is disclaimed.

(7)      Dialogic is an affiliate and major customer of the Company.

(8) Includes 8,571 shares held in the name of Bank Kuwait Nominees and 22,857 shares held in the name of The United Bank of Kuwait.

(9)      PVR is an affiliate of John B. Torkelsen.  See footnote (4) above.

(10) Frederick Brodsky and AUS-PER # 1, Inc. have together reported their stock ownership in the Company on the same Schedule 13D filed with the Securities and Exchange Commission; however, each has expressly disclaimed beneficial ownership of any Company stock owned by the other.

(11) Options for purchase of the Common Stock of the Company are exercisable from date of grant for a period of ten years, at an exercise price ranging from $1.15 to $1.53 per share. On August 4, 1995, the closing prices of the Common Stock, as quoted on AMEX, was $4.375.

EXPERTS

         The financial statements incorporated by reference in this Prospectus have been audited by BDO Seidman, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


LEGAL MATTERS

         Certain legal matters in connection with the legality of the Shares offered hereby have been passed on for the Company by Dickinson, Wright, Moon, Van Dusen & Freeman.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses of issuance and distribution of the securities are estimated to be:

         Securities and Exchange Commission Registration Fee  . . .   $   6,210.64
         Legal and Accounting Fees  . . . . . . . . . . . . . . . .   $  28,500.00
         Miscellaneous  . . . . . . . . . . . . . . . . . . . . . .   $     500.00
                                                                      ------------
         Total  . . . . . . . . . . . . . . . . . . . . . . . . . .   $  35,210.64
                                                                      ============


ITEM 15 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article VI of the Company's Bylaws expressly directs the Company to indemnify any director, officer, employee, or agent of the Company or any person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) to which such person is a party by virtue of such status if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of such action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, will not create a presumption that such person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         Article VI also provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in the Company's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; however, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Company unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Company.

         The Bylaws further provide that any indemnification shall be made only upon a determination that such indemnification is proper under the standards described above. Such determination shall be made (i) by a majority vote of a quorum of the VCS Board, or (ii) if such quorum is not obtainable, by a quorum of disinterested directors, or (iii) by independent legal counsel or (iv) by the shareholders. If successful, in whole or in part, on the merits of any action, a person shall be indemnified for expenses actually and reasonably incurred.

         Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company, at any time or from time to time in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in Article VI of the Bylaws. The indemnification and advancement of expenses provided by or granted pursuant to
Article VI shall not be deemed exclusive of any other rights to which those indemnified or those seeking advancement of expenses may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

         An Amendment to the Certificate of Incorporation of the Company eliminating personal liability of directors to the fullest extent permitted by Delaware law was approved by the Company's shareholders at the Company's Annual Meeting of Shareholders held on December 10, 1987.

ITEM 16 - EXHIBITS

NUMBER   DESCRIPTION OF EXHIBIT

2.1 Agreement and Plan of Reorganization between Scott Instruments Corporation and VCS Industries, Inc. dated April 11, 1994, as amended (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 2.1 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and amendment thereto filed on June 1, 1994, as Exhibit 2.1a to the Company's Amendment No. 1 to the Registration Statement on Form S-4 dated June 1, 1994, Registration No. 33-77658, and amendment thereto filed on July 12, 1994, as Exhibit 2.1b to the Company's Amendment No. 2 to the Registration Statement on Form S-4 dated July 12, 1994, Registration No. 33-77658, and incorporated by reference herein).

3.1 Certificate of Incorporation of the Company, as amended (filed with the Securities and Exchange Commission on March 11, 1986, as Exhibit
         3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, and amendment thereto filed on March 30, 1987, as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1986, and amendments thereto filed July 8, 1993 as Exhibit 4.3 to Form S-8 Registration Statement of Scott, as further amended by the Certificate of Merger between Scott Instruments and VCS Industries, Inc., dated August 9, 1994 filed on March 23, 1995, as Exhibit 3.1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994 and incorporated by reference herein).

3.2 By-Laws of the Company (filed with the Securities and Exchange Commission on March 11, 1986, as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, and amendment thereto filed on March 30, 1987, as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1986, and amendment thereto filed on March 23, 1995, as
         Exhibit 3.2 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, and incorporated by reference herein).

4.1** Specimen certificate representing shares of the Company's Common Stock, $0.01 par value.

4.2 Promissory Note dated September 20, 1991 in the principal amount of $1,161,798.90 executed by the Company and payable to Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.27 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

4.3 Loan and Security Agreement dated September 20, 1991 by and between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.28 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

4.4 Omnibus Amendment Agreement dated March 14, 1994 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.35 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

5.1**    Opinion of Counsel.

10.1 1992 Stock Option Plan of the Company (filed with the Securities and Exchange Commission on March 30, 1993 as Exhibit 10.25 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1992 and incorporated by reference herein).

10.2 1992 Stock Option Agreement of the Company (filed with the Securities and Exchange Commission on March 30, 1993 as Exhibit 10.26 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1992 and incorporated by reference herein).

10.3 Industries 1986 Incentive Stock Plan (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.37 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.4 Form of 1986 Incentive Stock Option Agreement of Industries, (filed with the Securities and Exchange Commission on April 11, 1994 as
         Exhibit 10.38 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.5 Form of Stock Option Agreement between Industries and various non-employee option holders (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.39 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.6 Form of Warrant Agreement between the Company and various directors, officers and affiliates (filed with the Securities and Exchange Commission on March 31, 1994 as Exhibit 10.18 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.7* Stock Option Agreement dated September 20, 1991 executed by the Company in favor of Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.29 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.8 Form of Convertible Note between Industries and various note holders with form of agreement regarding conversion price adjustment (filed with the Securities and Exchange Commission on April 11, 1994 as
         Exhibit 10.40 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.9 Form of Convertible Note between the Company and an officer (filed with the Securities and Exchange Commission on March 23, 1995, as
         Exhibit 10.15 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, and incorporated by reference herein).

10.10 Form of subscription agreement for the private offering of the Company's Common Stock in March and June 1994 (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.43 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.11    Employment agreement dated June 18, 1993 between the Company and Peter
         J. Foster (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.15 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.12 Employment agreement dated June 18, 1993 between the Company and Thomas B. Schalk (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.16 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.19 Separation agreement dated July 12, 1994 between the Company and E. Ray Cotten (filed with the Securities and Exchange Commission on July 12, 1994 as Exhibit 10.17 to the Company's Amendment No. 2 to the Registration Statement on Form S-4 dated July 12, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.21* License Agreement between the Company and InterVoice, Inc. dated August 31, 1994 (filed with the Securities and Exchange Commission on November 10, 1994 as Exhibit 10.2 to Form 10-QSB for the quarter ended September 30, 1994, and incorporated by reference herein).

10.22* License Agreement dated June 8, 1990 by and between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.30 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.23* Amendment to License Agreement dated September 20, 1991 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.31 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.24* Amendment No. 2 to the Licensee Agreement dated September 20, 1991 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.32 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.25* Support Agreement dated September 20, 1991 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.33 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.26* Addendum No. 1 to the Support Agreement dated January 31, 1993 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.34 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.27* Omnibus Amendment Agreement dated March 14, 1994 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.35 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.28* VR/xx-PEB letter agreement dated January 31, 1992 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.36 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.29* Software Agreement between the Company and Brite Voice Systems (filed with the Securities and Exchange Commission on June 29, 1995 as
         Exhibit 10.29 to Amendment No. 1 to the Company's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1994, and incorporated by reference herein).

10.30 Office Lease Agreement between the Company and Laborers National Pension Fund dated July 17, 1986 (filed with the Securities and Exchange Commission on March 23, 1995, as Exhibit 10.30 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, and incorporated by reference herein).

10.31 Amendment to Office Lease Agreement between the Company and Laborers National Pension Fund dated March 25, 1994 (filed with the Securities and Exchange Commission on March 23, 1995, as Exhibit 10.31 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, and incorporated by reference herein).

16.1 Letter regarding Change in Certifying Independent Accountant (filed with the Securities and Exchange Commission on September 13, 1994 as
         Exhibit 16.1 to Form 8-K/A, and incorporated by reference herein).

23.1**   Consent of BDO Seidman, Independent Auditors.

23.2**   Consent of Counsel, included in Exhibit 5.1.


* Confidential treatment has been requested for a portion of this exhibit.

**       Filed herewith.

Item 17 - Undertakings

    The undersigned registrant hereby undertakes as follows:

    (1) File, during any period in which offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

    (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 1995.


                                    VOICE CONTROL SYSTEMS, INC.


                                    By: /s/ Peter J. Foster
                                        ----------------------------
                                        Peter J. Foster,
                                        President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Signature                                                 Date
- ---------                                                 ----

/s/ John B. Torkelsen                                     August 8, 1995
- ---------------------
John B. Torkelson
Chairman and Director


/s/ Peter J. Foster                                       August 8, 1995
- -------------------
Peter J. Foster,
President, Chief Executive Officer and Director


/s/ Kim S. Terry                                          August 8, 1995
- -----------------
Kim S. Terry
Vice President, Controller and Corporate Secretary
(Principal Financial and Accounting Officer)


/s/ Melvyn J. Goodman                                     August 8, 1995
- -----------------------
Melvyn J. Goodman
Director


/s/ John Lucas-Tooth                                      August 8, 1995
John Lucas-Tooth
Director


/s/ Neal J. Robinson                                      August 8, 1995
- ----------------------------
Neal J. Robinson
Director

                                 EXHIBITS INDEX



NUMBER   DESCRIPTION OF EXHIBIT
- ------   ----------------------
2.1      Agreement and Plan of Reorganization between Scott Instruments
         Corporation and VCS Industries, Inc. dated April 11, 1994, as amended
         (filed with the Securities and Exchange Commission on April 11, 1994
         as Exhibit 2.1 to the Company's Registration Statement on Form S-4
         dated April 11, 1994, Registration No. 33-77658, and amendment thereto filed on June 1, 1994, as Exhibit 2.1a to the Company's Amendment No.
         1 to the Registration Statement on Form S-4 dated June 1, 1994,
         Registration No. 33-77658, and amendment thereto filed on July 12,
         1994, as Exhibit 2.1b to the Company's Amendment No. 2 to the
         Registration Statement on Form S-4 dated July 12, 1994, Registration
         No. 33-77658, and incorporated by reference herein).

3.1 Certificate of Incorporation of the Company, as amended (filed with the Securities and Exchange Commission on March 11, 1986, as Exhibit
         3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, and amendment thereto filed on March 30, 1987, as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1986, and amendments thereto filed
         July 8, 1993 as Exhibit 4.3 to Form S-8 Registration Statement of
         Scott, as further amended by the Certificate of Merger between Scott
         Instruments and VCS Industries, Inc., dated August 9, 1994 filed on
         March 23, 1995, as Exhibit 3.1 to the Company's Annual Report on Form
         10-KSB for the fiscal year ended December 31, 1994 and incorporated by reference herein).

3.2      By-Laws of the Company (filed with the Securities and Exchange
         Commission on March 11, 1986, as Exhibit 3.2 to the Company's Annual
         Report on Form 10-K for the fiscal year ended December 31, 1985, and amendment thereto filed on March 30, 1987, as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended
         December 31, 1986, and amendment thereto filed on March 23, 1995, as
         Exhibit 3.2 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, and incorporated by reference herein).

4.1**    Specimen certificate representing shares of the Company's Common
         Stock, $0.01 par value.

4.2 Promissory Note dated September 20, 1991 in the principal amount of $1,161,798.90 executed by the Company and payable to Dialogic
         Corporation (filed with the Securities and Exchange Commission on
         April 11, 1994 as Exhibit 10.27 to the Company's Registration
         Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

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4.3      Loan and Security Agreement dated September 20, 1991 by and between the Company and Dialogic Corporation (filed with the Securities and
         Exchange Commission on April 11, 1994 as Exhibit 10.28 to the
         Company's Registration Statement on Form S-4 dated April 11, 1994,
         Registration No. 33-77658, and incorporated by reference herein).

4.4 Omnibus Amendment Agreement dated March 14, 1994 between the Company and Dialogic Corporation (filed with the Securities and Exchange
         Commission on April 11, 1994 as Exhibit 10.35 to the Company's
         Registration Statement on Form S-4 dated April 11, 1994, Registration
         No. 33-77658, and incorporated by reference herein).

5.1**    Opinion of Counsel.

10.1     1992 Stock Option Plan of the Company (filed with the Securities and
         Exchange Commission on March 30, 1993 as Exhibit 10.25 to the
         Company's Annual Report on Form 10-KSB for the fiscal year ended
         December 31, 1992 and incorporated by reference herein).

10.2 1992 Stock Option Agreement of the Company (filed with the Securities and Exchange Commission on March 30, 1993 as Exhibit 10.26 to the
         Company's Annual Report on Form 10-KSB for the fiscal year ended
         December 31, 1992 and incorporated by reference herein).

10.3     Industries 1986 Incentive Stock Plan (filed with the Securities and
         Exchange Commission on April 11, 1994 as Exhibit 10.37 to the
         Company's Registration Statement on Form S-4 dated April 11, 1994,
         Registration No.  33-77658, and incorporated by reference herein).

10.4 Form of 1986 Incentive Stock Option Agreement of Industries, (filed with the Securities and Exchange Commission on April 11, 1994 as
         Exhibit 10.38 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.5 Form of Stock Option Agreement between Industries and various non-employee option holders (filed with the Securities and Exchange
         Commission on April 11, 1994 as Exhibit 10.39 to the Company's
         Registration Statement on Form S-4 dated April 11, 1994, Registration
         No. 33-77658, and incorporated by reference herein).

10.6 Form of Warrant Agreement between the Company and various directors, officers and affiliates (filed with the Securities and Exchange
         Commission on March 31, 1994 as Exhibit 10.18 to the Company's
         Registration Statement on Form S-4 dated April 11, 1994, Registration
         No. 33-77658, and incorporated by reference herein).

10.7*    Stock Option Agreement dated September 20, 1991 executed by the
         Company in favor of Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.29 to the
         Company's Registration Statement on Form S-4 dated April 11, 1994,
         Registration No. 33-77658, and incorporated by reference herein).

10.8 Form of Convertible Note between Industries and various note holders with form of agreement regarding conversion price adjustment (filed with the Securities and Exchange Commission on April 11, 1994 as
         Exhibit 10.40 to the Company's Registration Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

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

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10.9     Form of Convertible Note between the Company and an officer (filed with the Securities and Exchange Commission on March 23, 1995, as
         Exhibit 10.15 to the Company's Annual Report on Form 10-KSB for the
         fiscal year ended December 31, 1994, and incorporated by reference herein).

10.10 Form of subscription agreement for the private offering of the Company's Common Stock in March and June 1994 (filed with the
         Securities and Exchange Commission on April 11, 1994 as Exhibit 10.43 to the Company's Registration Statement on Form S-4 dated April 11,
         1994, Registration No. 33-77658, and incorporated by reference herein).

10.11    Employment agreement dated June 18, 1993 between the Company and Peter
         J. Foster (filed with the Securities and Exchange Commission on April
         11, 1994 as Exhibit 10.15 to the Company's Registration Statement on
         Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.12    Employment agreement dated June 18, 1993 between the Company and
         Thomas B. Schalk (filed with the Securities and Exchange Commission on
         April 11, 1994 as Exhibit 10.16 to the Company's Registration
         Statement on Form S-4 dated April 11, 1994, Registration No. 33-77658, and incorporated by reference herein).

10.19    Separation agreement dated July 12, 1994 between the Company and E.
         Ray Cotten (filed with the Securities and Exchange Commission on July
         12, 1994 as Exhibit 10.17 to the Company's Amendment No. 2 to the
         Registration Statement on Form S-4 dated July 12, 1994, Registration
         No. 33-77658, and incorporated by reference herein).

10.21*   License Agreement between the Company and InterVoice, Inc. dated
         August 31, 1994 (filed with the Securities and Exchange Commission on
         November 10, 1994 as Exhibit 10.2 to Form 10-QSB for the quarter ended
         September 30, 1994, and incorporated by reference herein).

10.22*   License Agreement dated June 8, 1990 by and between the Company and
         Dialogic Corporation (filed with the Securities and Exchange
         Commission on April 11, 1994 as Exhibit 10.30 to the Company's
         Registration Statement on Form S-4 dated April 11, 1994, Registration
         No. 33-77658, and incorporated by reference herein).

10.23*   Amendment to License Agreement dated September 20, 1991 between the
         Company and Dialogic Corporation (filed with the Securities and
         Exchange Commission on April 11, 1994 as Exhibit 10.31 to the
         Company's Registration Statement on Form S-4 dated April 11, 1994,
         Registration No. 33-77658, and incorporated by reference herein).

10.24* Amendment No. 2 to the Licensee Agreement dated September 20, 1991 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.32 to the Company's Registration Statement on Form S-4 dated April 11,
         1994, Registration No. 33-77658, and incorporated by reference herein).

10.25*   Support Agreement dated September 20, 1991 between the Company and
         Dialogic Corporation (filed with the Securities and Exchange
         Commission on April 11, 1994 as Exhibit 10.33 to the Company's
         Registration Statement on Form S-4 dated April 11, 1994, Registration
         No. 33-77658, and incorporated by reference herein).

10.26* Addendum No. 1 to the Support Agreement dated January 31, 1993 between the Company and Dialogic Corporation (filed with the Securities and Exchange Commission on April 11, 1994 as Exhibit 10.34 to the
         Company's Registration Statement on Form S-4 dated April 11, 1994,
         Registration No. 33-77658, and incorporated by reference herein).

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10.27*   Omnibus Amendment Agreement dated March 14, 1994 between the Company and Dialogic Corporation (filed with the Securities and Exchange
         Commission on April 11, 1994 as Exhibit 10.35 to the Company's
         Registration Statement on Form S-4 dated April 11, 1994, Registration
         No. 33-77658, and incorporated by reference herein).

10.28* VR/xx-PEB letter agreement dated January 31, 1992 between the Company and Dialogic Corporation (filed with the Securities and Exchange
         Commission on April 11, 1994 as Exhibit 10.36 to the Company's
         Registration Statement on Form S-4 dated April 11, 1994, Registration
         No. 33-77658, and incorporated by reference herein).

10.29* Software Agreement between the Company and Brite Voice Systems (filed with the Securities and Exchange Commission on June 29, 1995 as
         Exhibit 10.29 to Amendment No. 1 to the Company's Annual Report on
         Form 10-KSB/A for the fiscal year ended December 31, 1994, and incorporated by reference herein).

10.30    Office Lease Agreement between the Company and Laborers National
         Pension Fund dated July 17, 1986 (filed with the Securities and
         Exchange Commission on March 23, 1995, as Exhibit 10.30 to the
         Company's Annual Report on Form 10-KSB for the fiscal year ended
         December 31, 1994, and incorporated by reference herein).

10.31    Amendment to Office Lease Agreement between the Company and Laborers
         National Pension Fund dated March 25, 1994 (filed with the Securities and Exchange Commission on March 23, 1995, as Exhibit 10.31 to the
         Company's Annual Report on Form 10-KSB for the fiscal year ended
         December 31, 1994, and incorporated by reference herein).

16.1 Letter regarding Change in Certifying Independent Accountant (filed with the Securities and Exchange Commission on September 13, 1994 as
         Exhibit 16.1 to Form 8-K/A, and incorporated by reference herein).

23.1**   Consent of BDO Seidman, Independent Auditors.

23.2**   Consent of Counsel, included in Exhibit 5.1.

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*        Confidential treatment has been requested for a portion of this exhibit.

**       Filed herewith.